Exhibit 3

Warrant Repricing Agreement dated February 10, 2003.

                               ARADIGM CORPORATION

                           WARRANT REPRICING AGREEMENT

THIS WARRANT REPRICING AGREEMENT (this "Agreement") is made as of February 10, 2003, by and among ARADIGM CORPORATION, a California corporation (the "Company") with its principal office at 3929 Point Eden Way, Hayward, California 94545, and the persons listed on the Schedule of Holders attached hereto as Exhibit A (the "Holders"). Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Purchase Agreement (as defined below).

                                    RECITALS

WHEREAS, the Company, the Holders and certain other investors listed on the Schedule of Purchasers attached to the Purchase Agreement as Exhibit A (together with the Holders, the "Investors") have entered into that certain Securities Purchase Agreement (the "Purchase Agreement"), of even date herewith, pursuant to which the Company has agreed to sell and issue and the Investors have agreed to purchase Common Shares and Warrants;

WHEREAS, at the Closing (as defined below), as a material inducement to the Holders to enter into the Purchase Agreement, the Company desires to issue and each Holder desires to acquire the New Common Warrants (as defined herein), in exchange for and upon cancellation of Common Stock Warrants ("Common Warrants") held by the Holders and issued pursuant to the Securities Purchase Agreement (the "Preferred Agreement") dated December 11, 2001 by and among the Company and certain persons listed on the Schedule of Purchasers attached to the Preferred Agreement as Exhibit A, and the Company desires to assumer certain other obligations with respect to the Holders, all upon the terms and conditions stated in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 9

                         ISSUANCE OF NEW COMMON WARRANTS

      9.1 Repricing of Common Warrants. At the Closing, subject to the terms and conditions of this Agreement, the Company agrees to cancel and reissue the Common Warrants held by the Holders, such that the exercise price per share of the Common Warrants shall be $1.12 and Section 2.1 of each Common Warrant, providing for net issue exercise, shall be amended such that it is available in certain limited circumstances, in the form attached hereto as


                                       2.

Exhibit B (the reissued Common Warrants referred to herein as the "New Common Warrants") and each Holder agrees to cancel and surrender to the Company its Common Warrants. The New Common Warrants and the shares of Common Stock of the Company ("Common Stock") issuable upon exercise of the New Common Warrants (the "Shares") are collectively referred to herein as the "Securities."

                                   ARTICLE 10

                             CLOSING DATE; DELIVERY

      10.1 Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in the Purchase Agreement, the issuance of the New Common Warrants (the "Closing") shall occur on the Closing Date as defined in the Purchase Agreement.

      10.2 Delivery. At the Closing, the Company will deliver a duly executed New Common Warrant to each Holder entitled to receive a New Common Warrant pursuant to Section 1.1 of this Agreement, upon delivery to the Company by such Holder of the Common Warrant held by such Holder.

                                   ARTICLE 11

                  Representations and Warranties of the Company

The Company represents and warrants to the Holders:

      11.1 Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to issue the New Common Warrants and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes, and upon execution and delivery by the Company of the New Common Warrants, the New Common Warrants will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement, the compliance with the provisions hereof and the issuance of the New Common Warrants by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Articles of Incorporation (the "Articles") or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

      11.2 Issuance and Delivery of the New Common Warrants. Upon exercise of the New Common Warrants in accordance with the terms thereof, the Shares will be validly issued, fully paid and nonassessable. The issuance and delivery of the New Common Warrants is not


                                       3.

subject to preemptive or any other similar rights of the shareholders of the Company or any liens or encumbrances.

                                   ARTICLE 12

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDERS

Each Holder hereby severally represents and warrants to the Company:

      12.1 Authorization. Holder represents and warrants to the Company that:
(a) Holder has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

      12.2 Investment Experience. Holder is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Holder is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the New Common Warrants. Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the acquisition of the New Common Warrants.

      12.3 Investment Intent. Holder is acquiring the New Common Warrants for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Article 7 hereof. Holder understands that its acquisition of the New Common Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. Holder has completed or caused to be completed the Holder Questionnaire attached to the Purchase Agreement as Exhibit D for use in preparation of the Registration Statement, and the responses provided therein shall be true and correct as of the Closing Date and will be true and correct as of the effective date of the Registration Statement. Holder has, in connection with its decision to acquire the New Common Warrants, relied solely upon the SEC Documents and the representations and warranties of the Company contained herein and in the Purchase Agreement. Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

      12.4 Registration or Exemption Requirements. Holder further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.


                                       4.

      12.5 Dispositions. Holder will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition") the Securities, nor will such Holder engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Securities by such Holder or any person or entity. In addition, the Holder agrees that for so long as it owns any Shares, it will not enter into any Short Sales. For such purposes, a "Short Sale" by the Holder means a short sale of Shares executed at a time when the Holder has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Holder has an equivalent offsetting long position in the Shares, shares that the Holder is entitled to receive within sixty (60) days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Holder.

      12.6 No Legal, Tax or Investment Advice. Holder understands that nothing in this Agreement or any other materials presented to Holder in connection with the acquisition of the New Common Warrants constitutes legal, tax or investment advice. Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the New Common Warrants.

      12.7 Confidentiality. Holder will hold in confidence all information concerning this Agreement and the placement of the Securities hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Securities hereunder, or (b) this Agreement is terminated; provided, however, that the foregoing provision of this Section 4.7 shall not apply if the Company does not issue a press release concerning the Agreement and the placement of the Securities hereunder within two (2) days of the Closing.

      12.8 Residency. Holder's principal executive officers are in the jurisdiction set forth immediately below Holder's name of the signature pages hereto.

      12.9 Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the New Common Warrants.

      12.10 Legend. Holder understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE


                                       5.

            OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

      12.11 Foreign Investors. If Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the New Common Warrants or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the acquisition of the New Common Warrants, (b) any foreign exchange restrictions applicable to such acquisition,
(c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Holder's acquisition and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Holder's jurisdiction.

                                   ARTICLE 13

                  CONDITIONS TO CLOSING OBLIGATIONS OF HOLDERS

Each Holder's obligation to acquire the New Common Warrants at the Closing is, at the option of such Holder, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

      13.1 Representations and Warranties. The representations made by the Company in Article 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

      13.2 Covenants. All covenants contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects and the sale and issuance of the Common Shares and the Warrants pursuant to the Purchase Agreement shall have been consummated.

                                   ARTICLE 14

                  CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY

The Company's obligation to sell and issue the New Common Warrants at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

      14.1 Representations and Warranties. The representations made by the Holders in Article 4 hereof shall be true and correct in all material respects when made, and shall be true


                                       6.

and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

      14.2 Covenants. All covenants contained in this Agreement to be performed by the Holders on or prior to the Closing Date shall have been performed or complied with in all material respects and the sale and issuance of the Common Shares and the Warrants pursuant to the Purchase Agreement shall have been consummated.

                                   ARTICLE 15

                                    COVENANTS

      15.1 Registration Rights of Shares. The Company and the Holders shall comply with the provisions of Article 7 of the Purchase Agreement as if the term "Registrable Shares" defined in Section 7.1(b) of the Purchase Agreement includes the Shares.

      15.2 Registration Rights for Prior Issuances. The Company hereby covenants and agrees that:

            (a) with respect to the Holders, to the extent the obligations of the Company pursuant to Section 7.2 of that certain Securities Purchase Agreement, dated August 12, 2001 (the "August 2001 Purchase Agreement"), by and among the Company and certain persons listed on the Schedule of Purchasers attached to the August 2001 Purchase Agreement as Exhibit A, would otherwise cease and terminate due to the operation of part (c) of Section 7.6 of the August 2001 Purchase Agreement, such obligations shall not cease or terminate until the earlier to occur of (a) such time as all of the Registrable Shares (as defined in the August 2001 Purchase Agreement) have been resold, (b) such time as all of the Registrable Shares (as defined in the August 2001 Purchase Agreement) may be resold in a three-month period pursuant to Rule 144, or (c) the third anniversary of the Closing Date (as defined in the Purchase Agreement);

            (b) with respect to the Holders, to the extent the obligations of the Company pursuant to Section 7.2 of the Preferred Agreement would otherwise cease and terminate due to the operation of part (c) of Section 7.6 of the Preferred Agreement, such obligations shall not cease or terminate until the earlier to occur of (a) such time as all of the Registrable Shares (as defined in the Preferred Agreement) have been resold, (b) such time as all of the Registrable Shares (as defined in the Preferred Agreement) may be resold in a three-month period pursuant to Rule 144, or (c) the third anniversary of the Closing Date (as defined in the Purchase Agreement); and

            (c) to the extent the indemnification obligations of the Company pursuant to Section 7.4 of the Purchase Agreement are broader in scope than the indemnification obligations of the Company pursuant to Section 7.4 of the August 2001 Purchase Agreement or pursuant to Section 7.4 of the Preferred Agreement (the "Prior Agreements"), with respect to the Holders, the indemnification obligations of the Company pursuant to Section 7.4 of the Purchase Agreement shall apply to the Prior Agreements.


                                       7.

                                   ARTICLE 16

                                  MISCELLANEOUS

      16.1 Waivers and Amendments. The terms of this Agreement may be waived or amended with the written consent of the Company and each Holder.

      16.2 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

      16.3 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. No Holder shall assign this Agreement without the prior written consent of the Company.

      16.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

      16.5 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      16.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      16.7 Currency. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

                  [Remainder of this page intentionally blank.]


                                       8.

The foregoing agreement is hereby executed as of the date first above written.

                                  ARADIGM CORPORATION, a California corporation

                                  By: /s/ Richard P. Thompson
                                  ---------------------------------------------

                                  Name: Richard P. Thompson

                                  Title: President and CEO


                                     HOLDER:

                                  NEW ENTERPRISE ASSOCIATES 10,
                                  LIMITED PARTNERSHIP

                                  By: /s/ Eugene A. Trainer, III
                                  ---------------------------------------------

                                  Name: Eugene A. Trainer, III

                                  Title: Administrative General Partner &
                                         Chief Operating Officer


                                  DOMAIN PUBLIC EQUITY PARTNERS LP

                                    By: Domain Public Equity Associates LLC

                                    Its: General Partner

                                    By: /s/ Nicole Vitullo
                                    -------------------------------------------

                                    Name: Nicole Vitullo

                                    Title: Managing Member


                                  CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

                                  By: Camden Partners Strategic II, LLC,
                                      its general partner

                                    By: /s/ Richard M. Johnston
                                    -------------------------------------------

                                    Name: Richard M. Johnston

                                    Title: Managing Member


                                      A-1.

                                  CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

                                  By: Camden Partners Strategic II, LLC,
                                      its general partner

                                    By: /s/ Richard M. Johnston
                                    -------------------------------------------

                                    Name: Richard M. Johnston

                                    Title: Managing Member


                                  CASTLE CREEK HEALTHCARE PARTNERS, LLC

                                  By: Castle Creek Partners, LLC

                                    By: /s/ Thomas A. Frei
                                    -------------------------------------------

                                    Name: Thomas A. Frei

                                    Title: Investments Manager


                                  CC LIFESCIENCE, LTD.

                                  By: Castle Creek Lifescience Partners, LLC

                                    By: /s/ Thomas A. Frei
                                    -------------------------------------------

                                    Name: Thomas A. Frei

                                    Title: Investments Manager


                                      A-2.

                                    EXHIBIT A

                               SCHEDULE OF HOLDERS

HOLDER                                                       WARRANTS

New Enterprise Associates 10, Limited Partnership           2,685,948
1119 St. Paul Street
Baltimore, Maryland 21202
Tel: (410) 244-0115
Fax: (410) 752-7721
Attn: John Nehra

State or Country of Residence: Maryland

Domain Public Equity Partners L.P.                            402,890
One Palmer Square, Suite 515
Princeton, New Jersey 08542
Tel: (609) 683-5656
Fax: (609) 683-4581
Attn: Nicole Vitullo

State or Country of Residence:
New Jersey

Camden Partners Strategic Fund II-A, L.P.                     368,160
c/o Camden Partners, Inc.
One South Street, Suite 2150
Baltimore, Maryland 21202
Tel: (410) 895-3800
Fax: (410) 895-3805
Attn: Richard M. Johnston

State or Country of Residence:
Maryland

Camden Partners Strategic Fund II-B, L.P.                      21,840
c/o Camden Partners, Inc.
One South Street, Suite 2150
Baltimore, Maryland 21202
Tel: (410) 895-3800
Fax: (410) 895-3805
Attn: Richard M. Johnston

State or Country of Residence:
Maryland


                                      A-3.

Castle Creek Healthcare Partners LLC                          268,593
c/o Castle Creek Healthcare Partners, LLC
111 West Jackson Boulevard, Suite 2020
Chicago, Illinois 60604
Tel: (312) 499-6900
Fax: (312) 499-6999
Attn: Thomas A. Frei

State or Country of Residence:
Illinois

CC Lifescience, Ltd.                                          268,593
c/o Castle Creek Healthcare Partners, LLC
111 West Jackson Boulevard, Suite 2020
Chicago, Illinois 60604
Tel: (312) 499-6900
Fax: (312) 499-6999
Attn: Thomas A. Frei

State or Country of Residence:
Illinois


                                      A-4.

                                    EXHIBIT B

                           FORM OF NEW COMMON WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                               ARADIGM CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

                                                             _____________, 2003

                          Void After December 14, 2006

THIS CERTIFIES THAT, for value received, ___________________________, with its principal office at __________________________, or assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Aradigm Corporation, a California corporation, with its principal office at 3929 Point Eden Way, Hayward, CA 94545 (the "Company") up to ____________________ (_____) shares of the Common Stock of the Company (the "Common Stock").

      25. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

            (a) "Exercise Period" shall mean the period commencing with the date of this Warrant and ending on December 14, 2006, unless sooner terminated as provided below.

            (b) "Exercise Price" shall mean $1.12 per share, subject to adjustment pursuant to Section 5 below.

            (c) "Exercise Shares" shall mean the shares of the Company's Common Stock issuable upon exercise of this Warrant.

      26. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

            (a) An executed Notice of Exercise in the form attached hereto;

            (b) Payment of the Exercise Price either (i) in cash or by check, or
(ii) by cancellation of indebtedness; and


                                       2.

            (c) This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

      26.2 Net Exercise. Notwithstanding any provisions herein to the contrary, after the date on which a Registration Statement (as defined in Section 7.1 of the Securities Purchase Agreement dated February 10, 2003, by and among the Company and the persons listed on the Schedule of Purchasers attached thereto as Exhibit A) has first gone effective, if (i) at any time a Registration Statement is no longer effective and (ii) the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

Where X =      the number of shares of Common Stock to be issued to the Holder

               Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

               A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

               B = Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the "fair market value" of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on the Nasdaq National Market or other trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holders if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, "Bloomberg") for the ten (10) consecutive trading days immediately preceding such date, or (ii) if the Nasdaq


                                       3.

National Market is not the principal trading market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

      27. COVENANTS OF THE COMPANY.

      27.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

      No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

      Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

      28. REPRESENTATIONS OF HOLDER.

      Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.


                                       4.

      Securities Are Not Registered.

            (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

            (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company will register the Exercise Shares pursuant to the provisions of
Section 7 of that certain Warrant Repricing Agreement dated February 10, 2003.

            (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

      Disposition of Warrant and Exercise Shares.

            (d) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

                  The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                  There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                  The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

            (e) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY


                                       5.

      NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

      29. ADJUSTMENT OF EXERCISE PRICE.

            (a) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

            (b) If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                  (i) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in section 5(a) above),

                  (ii) any cash paid or payable otherwise than as a cash dividend, or

                  (iii) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 5(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

      30. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of


                                       6.

issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

      31. NO SHAREHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

      32. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

      33. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

      34. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at ___________________ or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

      35. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

      36. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.


                                       7.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of _____________, 2003.

                               ARADIGM CORPORATION, a California corporation


                               By: _____________________________________________

                               Name: ___________________________________________

                               Title: __________________________________________

                               NOTICE OF EXERCISE

TO: ARADIGM CORPORATION

(1) |_| The undersigned hereby elects to purchase ________ shares of the Common Stock of ARADIGM CORPORATION (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

            |_| The undersigned hereby elects to purchase ________ shares of Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock of the Company in the name of the undersigned or in such other name as is specified below:

                            ------------------------
                                     (Name)

                            ========================
                                    (Address)

      (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, other than as contemplated by Article 7 of the Warrant Repricing Agreement dated as of February 10, 2003 by and among the Company and holders named therein; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available;
(v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current


                                       2.

information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.


---------------------------------        ---------------------------------------
(Date) (Signature)

                                         ---------------------------------------
                                         (Print name)


                                       3.

                                 ASSIGNMENT FORM

               (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: __________________________________________________________________________
                                 (Please Print)

Address: _______________________________________________________________________
                                 (Please Print)

Dated:  __________, 20__

Holder's
Signature: _____________________________________________________________________

Holder's
Address: _______________________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.


                                       4.